EXHIBIT 12
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                 PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2003

                              COMPUTATION OF RATIOS

RETURN ON AVERAGE ASSETS              Net income/Average assets

RETURN ON AVERAGE STOCKHOLDERS'       Net income/Average stockholders' equity
EQUITY

NET INTEREST MARGIN                   Fully tax equivalent net interest
                                      income/Average earning assets

NON-INTEREST INCOME LEVERAGE RATIO    (Other Income less gains on securities
                                      transactions and asset disposals)/(Other expense less intangible amortization)

EFFICIENCY RATIO                      (Other expense less intangible
                                      amortization)/(Fully tax equivalent net
                                      interest income plus non-interest income)

AVERAGE STOCKHOLDERS' EQUITY          Average stockholders'equity/Average assets
TO AVERAGE ASSETS

AVERAGE LOANS TO AVERAGE DEPOSITS     Average gross loans/Average deposits

TIER 1 CAPITAL RATIO                  Stockholders' equity less intangible
                                      assets and securities mark-to-market
                                      capital reserve ("Tier 1 Capital")/Risk
                                      adjusted assets

TOTAL RISK-BASED CAPITAL RATIO        Tier 1 Capital plus allowance for loan
                                      losses/Risk adjusted assets

TIER 1 LEVERAGE RATIO                 Tier 1 Capital /Quarterly average assets

DIVIDEND PAYOUT RATIO                 Dividends declared/Net income

BOOK VALUE PER SHARE                  Total stockholders' equity/Common shares
                                      outstanding at year-end

TANGIBLE BOOK VALUE PER SHARE         (Total stockholders' equity less goodwill
                                      and other intangible assets)/Common
                                      shares outstanding at fiscal year-end